Exhibit 10.26

SECOND AMENDMENT TO
THE SUPPLEMENTAL EXECTIVE RETIREMENT AGREEMENT
EFFECTIVE JULY 23, 2001

WHEREAS, this is the second amendment (the “Second Amendment”) to the NBT Bancorp Inc. Supplemental Executive Retirement Plan, effective as of July 23, 2001, and as amended on January 20, 2006 (the “SERP”);

WHEREAS, the SERP, as amended, is between NBT Bancorp Inc., a Delaware corporation and a registered financial holding company headquartered at 52 S. Broad Street, Norwich, New York 13815, and Martin A. Dietrich, an individual residing at 122 Serenity Drive, Norwich, New York, 13815;

NOW, THEREFORE, the SERP is amended, effective as of January 1, 2005, as follows:

1.             Section 7.1 of the SERP shall be amended by deleting the second paragraph therein in its entirety.

2.             Section 7.2 of the SERP shall be amended by deleting the phrase “Except with respect to receipt of a lump sum benefit under Section 7.1,” in the section’s first sentence.  The first sentence in Section 7.2 of the SERP shall now begin with the words “Any election for an optional mode …”

3.             Section 7.3 of the SERP shall be amended by deleting this section in its entirety and replacing it with the following:

“Payment of any Retirement Income Benefit and 401(k)/ESOP Benefit under the Plan shall not commence on a date before the first day of the seventh (7th) month following the Participant’s “separation from service” with the Company as that phrase is defined for purposes of section 409A of the Code.”

4.             Section 7.4 of the SERP shall be amended by deleting the period at the end of subsection (b) therein and replacing it with a comma, followed by the word “and”; and by adding a new subsection (c) to read as follows:

“(c)           notwithstanding anything herein to the contrary, no Supplemental Retirement Benefit shall commence under this Plan before the date which is the seventh (7th) month following the Participant’s “separation from service” with the Company as that phrase is defined for purposes of section 409A of the Code.”

5.             Section 7.5(c) of the SERP shall be amended by deleting this subsection in its entirety.

6.             In all other respects the Plan shall remain in full force and effect.

NBT BANCORP INC.

By:	/s/ Michael J. Chewens	Date: November 13, 2008
Michael J. Chewens
Senior Executive Vice President
and Chief Financial Officer

By:	/s/ Martin A. Dietrich	Date: November 13, 2008
Martin A. Dietrich